JAMES B. CRAVER
                                 ATTORNEY AT LAW
                                  P. O. BOX 811
                               42 MILLER HILL ROAD
                                 DOVER, MA 02030
                                  508-785-0171
                                  FAX 785-9736

                                                            March 1, 2000

Searay Financial Funds
P. O. Box 7177
6000 Memorial Drive
Dublin, OH  43017

Ladies and Gentlemen:

         Re: Registration of Shares of Beneficial Interest Pursuant to RULE 24F-2 UNDER THE INVESTMENT COMPANY ACT OF 1940

I am acting as special Massachusetts counsel to Searay Financial Funds, a Massachusetts business trust (the "Trust"), in connection with the Trust's registration, pursuant to Rule 24f-2 under the Investment Company Act of 1940, as amended (the "1940 Act"), of an indefinite number of the Trust's Shares of Beneficial Interest (par value $0.10 per share) (the "Shares") under the Securities Act of 1933, as amended (the "1933 Act"). This opinion is being furnished in conjunction with the filing of the Trust's registration statement on Form N-1A (the "Registration Statement") under the 1940 Act and the 1933 Act.

This opinion is limited solely to the laws of the Commonwealth of Massachusetts as applied by courts in such Commonwealth. I understand that the foregoing limitation is acceptable to you.

Based upon and subject to the foregoing, please be advised that it is my opinion that the Shares being registered under the 1933 Act pursuant to the Registration Statement have been duly authorized for issuance and, when sold in accordance with the prospectus contained in the Registration Statement, will be legally issued, fully paid and nonassessable, except that shareholders of the Trust may under certain circumstances be held personally liable for its obligations.

I hereby consent to the filing of this letter as an exhibit to the Registration Statement.

                                                 Very truly yours,

                                                 /s/ James B. Craver

                                                 James B. Craver